SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2003

Greer Bancshares Incorporated
(Exact name of registrant
as specified in its charter)

South Carolina	000-33021	57-1126200
(State of Incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina 29650
(Address of principal executive offices)   (Zip Code)

(864) 877-2000
(Telephone Number)

Not Applicable
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 5. Other Information

On September 3, 2003, Greer Bancshares Incorporated, the parent company of Greer State Bank, announced a special, one-time cash dividend of 30 cents per share, payable to shareholders of record on October 15, 2003, to be paid on November 15, 2003. A copy of the letter mailed to shareholders announcing this dividend is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED By: /s/ R. Dennis Hennett Name: R. Dennis Hennett Title: President and Chief Executive Officer

Dated: September 4, 2003